AT&T Raises Full-Year Adjusted EBITDA and Free Cash Flow Guidance Driven by Continued Subscriber and Revenue Growth

The company’s 5G and fiber momentum helped drive high-quality, profitable customer growth, low churn and improved financial performance

DALLAS, October 19, 2023 — AT&T Inc. (NYSE: T) again delivered strong results in the third quarter with solid 5G and fiber subscriber growth. The company also posted healthy year over year increases in Mobility service and broadband revenues, driving higher profitability.

Strong third-quarter results build on momentum
•Revenues of $30.4 billion, up 1% year over year
•Cash from operating activities of $10.3 billion, up $0.2 billion or 2.4% year over year; year-to-date, cash from operating activities is up $1.5 billion versus the same period a year ago.
•Free cash flow* of $5.2 billion, up $1.3 billion year over year; year-to-date, free cash flow is up $2.4 billion versus the same period a year ago.
•The company now expects full-year free cash flow* of about $16.5 billion, versus prior guidance of $16 billion or better.
•Operating income of $5.8 billion, with adjusted operating income* of $6.5 billion
“Our investments in best-in-class 5G and fiber connectivity are fueling our growth engine. We’re gaining profitable customer relationships and becoming more efficient. This is powering our strong business performance and gives us the confidence to raise our full-year free cash flow guidance,” said John Stankey, AT&T CEO. “We are pleased that customers are choosing AT&T and staying with us over the long run as we connect and simplify their digital world.”

Sustainable strategy creates foundation for durable, long-term growth
•Delivered 468,000 postpaid phone net adds with continued strong ARPU growth and historically low levels of churn
•Mobility service revenues up 3.7%; achieved company’s best-ever Mobility operating income
•296,000 AT&T Fiber net adds
•Consumer broadband revenues up 9.8%, driven by AT&T Fiber revenue growth of 26.9%
•Surpassed 8 million AT&T Fiber subscribers; doubled customer base in less than 4 years
•Launched AT&T Internet Air fixed wireless residential service; expect to be in 30+ locations by the end of the year

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

© 2023 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

A leading investor in America’s broadband infrastructure
•Continued to enhance the largest wireless network in North America1 and expand the most reliable 5G network1 as we scale our 5G standalone; mid-band 5G spectrum now covers more than 190 million people, on track to reach 200 million people or more with mid-band 5G by year-end
•Grew the nation’s largest consumer fiber network, which is now capable of serving 20.7 million consumers and about 3.3 million business customer locations; on track to pass 30 million+ fiber locations by the end of 2025
•Supported AST SpaceMobile in world’s-first direct 5G voice call between two unmodified smartphones via a low-earth orbit satellite in space

Becoming more efficient and effective through innovation
•Strong early progress on achieving an incremental $2 billion+ run-rate cost savings target within the next three years

Note: AT&T’s third-quarter earnings conference call will be webcast at 8:30 a.m. ET on Thursday, October 19, 2023. The webcast and related materials, including financial highlights, will be available on AT&T’s Investor Relations website at https://investors.att.com.

Consolidated Financial Results

Revenues for the third quarter totaled $30.4 billion versus $30.0 billion in the year-ago quarter, up 1.0%. This increase primarily reflects higher Mobility, Mexico and Consumer Wireline revenues, partly offset by lower Business Wireline revenues. Revenue increases also reflect favorable impacts of foreign exchange rates in Mexico.

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

© 2023 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

Operating expenses were $24.6 billion versus $24.0 billion in the year-ago quarter, reflecting higher severance and restructuring charges and continued inflationary cost increases in the third quarter of 2023, partially offset by continued transformation efforts. Operating expense increases also reflect increased depreciation expense, higher network costs, unfavorable impact of foreign exchange rates, and increased amortization of deferred customer acquisition costs. These increases were partially offset by lower Mobility equipment and associated selling costs from lower wireless sales volumes, and lower personnel costs.

Operating income was $5.8 billion versus $6.0 billion in the year-ago quarter. When adjusting for certain items, adjusted operating income* was $6.5 billion versus $6.2 billion in the year-ago quarter.

The company now expects full-year Adjusted EBITDA* growth of better than 4%, versus prior guidance of 3%+.

Equity in net income of affiliates was $0.4 billion, primarily from the DIRECTV investment. With an adjustment for our proportionate share of intangible amortization, adjusted equity in net income from the DIRECTV investment* was $0.7 billion.

Income from continuing operations was $3.8 billion, versus $6.3 billion in the year-ago quarter. Earnings per diluted common share from continuing operations2 was $0.48 versus $0.79 in the year-ago quarter. Adjusting for $0.16, which includes severance and restructuring charges, an impairment of an equity investment in a Latin America satellite business, our proportionate share of intangible amortization from the DIRECTV equity method investment and an actuarial gain on benefit plans and other items, earnings per diluted common share from continuing operations* was $0.64 compared to $0.68 in the year-ago quarter.

Cash from operating activities from continuing operations was $10.3 billion, up $0.2 billion year over year, reflecting operational growth and timing of working capital, including lower device payments partially offset by a lower net impact from receivable sales. Capital expenditures were $4.6 billion in the quarter versus $5.9 billion in the year-ago quarter. Capital investment*, which includes $1.0 billion of cash payments for vendor financing, totaled $5.6 billion.

Free cash flow* was $5.2 billion for the quarter. Total debt was $138.0 billion at the end of the quarter, and net debt* was $128.7 billion. The company expects to achieve net debt-to-adjusted EBITDA* in the 2.5x range in the first half of 2025.

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

© 2023 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

Communications Operational Highlights

Third-quarter revenues were $29.2 billion, up 0.4% year over year due to increases in Mobility and Consumer Wireline, which more than offset a decline in Business Wireline. Operating income was $7.3 billion, up 4.1% year over year, with operating income margin of 24.9%, compared to 24.0% in the year-ago quarter.

Mobility
•Revenues were up 2.0% year over year to $20.7 billion due to higher service revenues. Service revenues were $15.9 billion, up 3.7% year over year, primarily driven by subscriber and postpaid phone ARPU growth. Equipment revenues were $4.8 billion, down 3.2% year over year due to lower device volumes.
•Operating expenses were $13.9 billion, down 0.9% year over year, primarily due to lower equipment costs and associated selling expenses driven by lower device sales, partly offset by higher network and customer support costs, increased amortization of deferred customer acquisition costs and higher depreciation expense.
•Operating income was $6.8 billion, up 8.6% year over year. Operating income margin was 32.7%, compared to 30.7% in the year-ago quarter.
•EBITDA* was $8.9 billion, up 7.6% year over year with EBITDA margin* of 43.0%, up from 40.8% in the year-ago quarter. This was the company’s best-ever quarterly Mobility EBITDA*. EBITDA service margin* was 55.9%, up from 53.9% in the year-ago quarter.
•Total wireless net adds were 6.6 million, including:
o550,000 postpaid net adds with:
o468,000 postpaid phone net adds
o(48,000) postpaid tablet and other branded computing device net losses
o130,000 other net adds
o26,000 prepaid phone net adds
•Postpaid churn improved to 0.95% versus 1.01% in the year-ago quarter.
•Postpaid phone churn improved to 0.79% versus 0.84% in the year-ago quarter.
•Prepaid churn was 2.78%, with Cricket substantially lower, versus 2.83% in the year-ago quarter.
•Postpaid phone ARPU was $55.99, up 0.6% versus the year-ago quarter, due to pricing actions, higher international roaming and a mix shift to higher-priced unlimited plans.
•FirstNet connections reached about 5.3 million across nearly 27,000 agencies. FirstNet is the nationwide communications platform dedicated to public safety. The AT&T and FirstNet networks cover more than 99% of the U.S. population, and FirstNet covers more first responders than any other network in America.

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

© 2023 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

Business Wireline
•Revenues were $5.2 billion, down 7.9% year over year due to lower demand for legacy voice and data services and product simplification, partly offset by growth in connectivity services. This quarter also included approximately $100 million in revenues from intellectual property sales, which were relatively consistent with the prior year.
•Operating expenses were $4.9 billion, down 3.5% year over year due to lower personnel costs associated with ongoing transformation initiatives, and lower wholesale network access, customer support and marketing expenses.
•Operating income was $350 million, down 43.6%, with operating income margin of 6.7% compared to 11.0% in the year-ago quarter.
•EBITDA* was $1.7 billion, down 13.7% year over year with EBITDA margin* of 32.5%, compared to 34.6% in the year-ago quarter. The company now expects full-year Business Wireline EBITDA* declines in the low-double digits, versus prior guidance of high-single digit declines.
•AT&T Business serves the largest global companies, government agencies and small businesses. More than 800,000 U.S. business buildings are lit with fiber from AT&T, enabling high-speed fiber connections to approximately 3.3 million U.S. business customer locations. Nationwide, more than 10 million business customer locations are on or within 1,000 feet of our fiber.3

Consumer Wireline
•Revenues were $3.3 billion, up 4.6% year over year due to gains in broadband more than offsetting declines in legacy voice and data and other services. Broadband revenues increased 9.8% due to fiber growth of 26.9%, partly offset by a 9.0% decline in non-fiber revenues. The company now expects full-year broadband revenue growth of 7%+, versus prior guidance of 5%+.
•Operating expenses were $3.2 billion, up 4.2% year over year due to higher depreciation expense and higher network-related costs, partly offset by lower customer support costs.
•Operating income was $160 million, up 12.7% year over year with operating income margin of 4.8%, compared to 4.5% in the year-ago quarter.
•EBITDA* was $1.0 billion, up 9.4% year over year with EBITDA margin* of 31.0%, up from 29.6% in the year-ago quarter.
•Total broadband net gains, excluding DSL and including AT&T Internet Air, were 15,000, reflecting AT&T Fiber net adds of 296,000, more than offsetting losses in non-fiber services. AT&T Fiber is now capable of serving 20.7 million customer locations and offers symmetrical, multi-gig speeds across parts of its entire footprint of more than 100 metro areas.

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

© 2023 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

Latin America – Mexico Operational Highlights

Revenues were $992 million, up 26.4% year over year due to growth in both service and equipment revenues. Service revenues were $672 million, up 20.2% year over year, driven by favorable foreign exchange and essentially stable subscriber and wholesale revenues. Equipment revenues were $320 million, up 41.6% year over year due to higher sales and favorable foreign exchange.

Operating loss was ($29) million compared to ($63) million in the year-ago quarter. EBITDA* was $155 million compared to $101 million in the year-ago quarter.

Total wireless net adds were 65,000, including 17,000 prepaid net adds, 55,000 postpaid net adds and 7,000 reseller net losses.

FirstNet and the FirstNet logo are registered trademarks and service marks of the First Responder Network Authority. All other marks are the property of their respective owners.

1 Based on comparison of carrier owned & operated networks. No AT&T on-net coverage in select countries, including Canada. Details: https://www.att.com/international/. Destinations covered: att.com/globalcountries. 5G claim based on nationwide GWS drive test data. GWS conducts paid drive tests for AT&T and uses the data in its analysis. AT&T 5G requires compatible plan and device. 5G coverage not available everywhere. Learn more at att.com/5Gforyou

2 Diluted Earnings per Common Share from continuing operations is calculated using Income (Loss) from Continuing Operations, less Net Income Attributable to Noncontrolling Interest and Preferred Stock Dividends and adjustment for distributions on Mobility II preferred interests (prior to redemption) and share-based payments (when not antidilutive), divided by the weighted average common shares outstanding for the period.

3 The approximately 3.3 million U.S. business customer locations are included within the 10+ million U.S. business customer locations on or within 1,000 feet of our fiber.

About AT&T
We help more than 100 million U.S. families, friends and neighbors, plus nearly 2.5 million businesses, connect to greater possibility. From the first phone call 140+ years ago to our 5G wireless and multi-gig internet offerings today, we @ATT innovate to improve lives. For more information about AT&T Inc. (NYSE:T), please visit us at about.att.com. Investors can learn more at investors.att.com.

Cautionary Language Concerning Forward-Looking Statements
Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update and revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company’s website at https://investors.att.com.

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

© 2023 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

Non-GAAP Measures and Reconciliations to GAAP Measures
Schedules and reconciliations of non-GAAP financial measures cited in this document to the most directly comparable financial measures under generally accepted accounting principles (GAAP) can be found at https://investors.att.com and in our Form 8-K dated October 19, 2023. Free cash flow, EBITDA, adjusted EBITDA, adjusted operating income, adjusted diluted EPS, net debt and net debt-to-adjusted EBITDA are non-GAAP financial measures frequently used by investors and credit rating agencies.

Free cash flow for 3Q23 of $5.2 billion is cash from operating activities from continuing operations of $10.3 billion, plus cash distributions from DIRECTV classified as investing activities of $0.5 billion, minus capital expenditures of $4.6 billion and cash paid for vendor financing of $1.0 billion.

For 3Q23 year-to-date, free cash flow of $10.4 billion is cash from operating activities from continuing operations of $26.9 billion, plus cash distributions from DIRECTV classified as investing activities of $1.4 billion, minus capital expenditures of $13.3 billion and cash paid for vendor financing of $4.7 billion.

For 3Q22 year-to-date, free cash flow of $8.0 billion is cash from operating activities from continuing operations of $25.5 billion, plus cash distributions from DIRECTV classified as investing activities of $2.2 billion, minus capital expenditures of $15.4 billion and cash paid for vendor financing of $4.2 billion.

Due to high variability and difficulty in predicting items that impact cash from operating activities, cash distributions from DIRECTV, capital expenditures and vendor financing payments, the company is not able to provide a reconciliation between projected free cash flow and the most comparable GAAP metric without unreasonable effort.

Adjusted Operating Income is operating income adjusted for revenues and costs we consider non-operational in nature, including items arising from asset acquisitions or dispositions. For 3Q23, adjusted operating income of $6.5 billion is calculated as operating income of $5.8 billion plus $737 million of adjustments. For 3Q22, adjusted operating income of $6.2 billion is calculated as operating income of $6.0 billion plus $204 million of adjustments. Adjustments for all periods are detailed in the Discussion and Reconciliation of Non-GAAP Measures included in our Form 8-K dated October 19, 2023.

EBITDA is operating income before depreciation and amortization. EBITDA margin is operating income before depreciation and amortization, divided by total revenues. EBITDA service margin is operating income before depreciation and amortization, divided by total service revenues.

Adjusted EBITDA is calculated by excluding from operating revenues and operating expenses certain significant items that are non-operational or non-recurring in nature, including dispositions and merger integration and transaction costs, significant abandonments and impairment, benefit-related gains and losses, employee separation and other material gains and losses.

Adjusted EBITDA and Business Wireline EBITDA estimates depend on future levels of revenues and expenses which are not reasonably estimable at this time. Accordingly, we cannot provide a reconciliation between projected Business Wireline EBITDA or projected adjusted EBITDA and the most comparable GAAP metrics without unreasonable effort.

Adjusted Equity in Net Income from DIRECTV investment of $0.7 billion for 3Q23 is calculated as equity income from DIRECTV of $0.4 billion reported in Equity in Net Income of Affiliates and excludes $0.3 billion of AT&T’s proportionate share of the non-cash depreciation and amortization of fair value accretion from DIRECTV’s revaluation of assets and purchase price allocation, which we consider to be non-operational in nature.

Adjusted diluted EPS from continuing operations includes adjusting items to revenues and costs that we consider non-operational in nature, including items arising from asset acquisitions or dispositions, including the amortization of intangible assets. While the expense associated with the amortization of certain wireless licenses and customer lists is excluded, the revenue of the acquired companies is reflected in the measure and those assets contribute to revenue generation.

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

© 2023 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.

We adjust for net actuarial gains or losses associated with our pension and postemployment benefit plans due to the often-significant impact on our results (we immediately recognize this gain or loss in the income statement, pursuant to our accounting policy for the recognition of actuarial gains and losses). Consequently, our adjusted results reflect an expected return on plan assets rather than the actual return on plan assets, as included in the GAAP measure of income. The tax impact of adjusting items is calculated using the effective tax rate during the quarter except for adjustments that, given their magnitude, can drive a change in the effective tax rate, in these cases we use the actual tax expense or combined marginal rate of approximately 25%.

For 3Q23, Adjusted EPS from continuing operations of $0.64 is Diluted EPS from continuing operations of $0.48 adjusted for $0.11 restructuring and impairments, $0.03 proportionate share of intangible amortization at the DIRECTV equity method investment, and $0.03 benefit-related, transaction and other costs, minus $0.01 actuarial gain on benefit plans.

For 3Q22, Adjusted EPS from continuing operations of $0.68 is Diluted EPS from continuing operations of $0.79 adjusted for $0.04 proportionate share of intangible amortization at the DIRECTV equity method investment, $0.06 benefit-related, transaction and other costs, $0.02 dilutive impact of Accounting Standards Update No. 2020-06, and $0.01 restructuring and impairments, minus $0.14 actuarial gain on benefit plans and $0.10 tax-related items.

Capital investment is a non-GAAP financial measure that provides an additional view of cash paid for capital investment to provide a comprehensive view of cash used to invest in our networks, product developments and support systems. In connection with capital improvements, we negotiate with some of our vendors to obtain favorable payment terms of 120 days or more, referred to as vendor financing, which are excluded from capital expenditures and reported in accordance with GAAP as financing activities. Capital investment includes capital expenditures and cash paid for vendor financing ($1.0 billion in 3Q23).

Net Debt of $128.7 billion at September 30, 2023, is calculated as Total Debt of $138.0 billion less Cash and Cash Equivalents of $7.5 billion and Time Deposits (i.e. deposits at financial institutions that are greater than 90 days) of $1.8 billion.

Net debt-to-adjusted EBITDA is calculated by dividing net debt by the sum of the most recent four quarters of adjusted EBITDA. Net debt is calculated by subtracting cash and cash equivalents and deposits at financial institutions that are greater than 90 days (e.g., certificates of deposit and time deposits), from the sum of debt maturing within one year and long-term debt.

Adjusted EBITDA is calculated as defined above. Net debt and adjusted EBITDA estimates depend on future levels of revenues, expenses and other metrics which are not reasonably estimable at this time. Accordingly, we cannot provide a reconciliation between projected net debt-to-adjusted EBITDA and the most comparable GAAP metrics and related ratios without unreasonable effort.

For more information, contact:
Brittany Siwald
AT&T Inc.
Phone: (214) 202-6630
Email: brittany.a.siwald@att.com

* Further clarification and explanation of non-GAAP measures and reconciliations to their most comparable GAAP measures can be found in the “Non-GAAP Measures and Reconciliations to GAAP Measures” section of the release and at https://investors.att.com.

© 2023 AT&T Intellectual Property. All rights reserved. AT&T and the Globe logo are registered trademarks of AT&T Intellectual Property.